Exhibit 99.1

Gladstone Investment Corporation Reports Financial Results for the Second Quarter Ended September 30, 2008

  Net Investment Income was $3.8 million or $0.17 per common share
  Net Increase in Net Assets Resulting from Operations was $1.0 million or $0.04 per common share

MCLEAN, Va.--(BUSINESS WIRE)--November 4, 2008--Gladstone Investment Corp. (NASDAQ: GAIN) (the “Company”) today announced earnings for the second quarter ended September 30, 2008. All per share references are per basic and diluted weighted average common shares outstanding, unless otherwise noted.

Net Investment Income for the quarter ended September 30, 2008 was $3.8 million, or $0.17 per common share, as compared to $3.0 million, or $0.18 per common share, for the quarter ended September 30, 2007, an increase in Net Investment Income of 26.7%, but a decrease of 5.5% per common share. Net Investment Income for the six months ended September 30, 2008 was $6.8 million, or $0.33 per common share, as compared to $5.9 million, or $0.35 per common share, for the six months ended September 30, 2007, an increase in Net Investment Income of 15.3%, but a decrease of 5.7% per common share. Net Investment Income increased primarily due to lower interest expense on decreased outstanding borrowings under the credit facility as compared to the prior year period, partially offset by reductions in interest rates in the U.S. financial markets (LIBOR rates). The per share results were adversely impacted by the issuance of new shares in a rights offering during the quarter ended June 30, 2008, the proceeds of which were not fully invested in income-producing investments for the entire three and six months ended September 30, 2008.

Net Increase in Net Assets Resulting from Operations for the quarter ended September 30, 2008 was $1.0 million, or $0.04 per share, as compared to the Net Decrease in Net Assets Resulting from Operations of $4.4 million, or ($0.26) per share, for the quarter ended September 30, 2007. The primary reason for the net increase in net assets resulting from operations for the quarter was related to the decrease in net unrealized depreciation on the Company’s investment portfolio, which was driven by the unrealized appreciation of the equity of certain of the Company’s Control and Affiliate investments, partially offset by the realized loss on a syndicated loan. The per share results were adversely impacted by the increase in weighted average shares as a result of a rights offering completed during the quarter ended June 30, 2008.

Net Decrease in Net Assets Resulting from Operations for the six months ended September 30, 2008 was $3.5 million, or ($0.17) per share, as compared to Net Increase in Net Assets Resulting from Operations of $3.9 million, or $0.24 per share, for the six months ended September 30, 2007. The primary reason for the net decrease in net assets resulting from operations for the six month period was related to an increase in net unrealized depreciation on the Company’s investment portfolio from the debt of certain of the Control and Affiliate investments, coupled with realized losses on certain syndicated loans, most notably on the settlement of the Lexicon deal. The per share results were adversely impacted by the increase in weighted average shares as a result of the rights offering completed during the quarter ended June 30, 2008.

Net loss on investments for the three and six months ended September 30, 2008 was $2.8 and $10.4 million, respectively, as compared to $7.4 and $2.0 million for the three and six months ended September 30, 2007, respectively. The Company’s investment portfolio was valued as of September 30, 2008 at a depreciated value due primarily to the general instability of the loan markets. The value of the Company’s portfolio is determined quarterly by its Board of Directors based, in part, on opinions of value provided by Standard and Poor’s Securities Evaluations, Inc. (“SPSE”). The aggregate depreciation of the Company’s investment portfolio depreciated only by a nominal amount during the quarter, and the entire portfolio is fair valued at approximately 94% of cost as of September 30, 2008. All but two of the loans in the Company’s portfolio were paying as agreed as of September 30, 2008. The unrealized depreciation of the Company’s investments does not have an impact on the Company’s current ability to pay distributions to stockholders.

Total assets were $365.3 million at September 30, 2008, as compared to $352.3 million at March 31, 2008. Net asset value was $10.57 per actual common share outstanding at September 30, 2008, as compared to $12.47 per actual common share outstanding at March 31, 2008.

The annualized weighted average yield on the Company’s portfolio of investments, excluding cash and cash equivalents, was 7.98% for the three months ended September 30, 2008, as compared to 9.08% for the three months ended September 30, 2007. The annualized weighted average yield on the Company’s portfolio for the six months ended September 30, 2008 was 7.81%, as compared to 9.12% for the six months ended September 30, 2007. The primary reason for the decrease in the annualized weighted average yield was related to the decrease in the U.S. financial markets (LIBOR rates), partially offset by an increase in the Company’s aggregate portfolio size.

During the second quarter ended September 30, 2008, the Company recorded the following significant activity:

  Invested approximately $21.4 million in Galaxy Tool Corporation, including $17.2 million in senior subordinated term debt and $4.2 million in preferred and common stock;
  Recorded a realized loss of approximately $2.5 million on the settlement of two syndicated loans;
  Received $6.0 million in repayment of one syndicated loan participation due to a third-party acquisition and recorded a nominal realized loss of $16,000;
  Received a repayment of approximately $7.0 million and acquired a 4.5% equity interest in connection with the restructuring of the Company’s investment in Quench Holdings Corporation, which resulted in the re-classification of the investment from a Control to an Affiliate investment; and
  Paid monthly dividends of $0.08 per share for each of the months of July, August, and September.

At September 30, 2008, the Company held 35 Non-Control/Non-Affiliate investments, six Control investments, and five Affiliate investments, with an aggregate cost basis of approximately $347.6 million and an aggregate fair value of approximately $326.3 million, as noted in the following table.

	September 30, 2008
	Cost	Fair Value
	(in thousands)

Senior Term Debt	$234,082	$206,400
Senior Subordinated Term Debt	71,924	61,952
Preferred & Common Equity Securities	41,597	57,904
Total Investments	$347,603	$326,256

“Our investing activity continues to provide junior capital in partnership with and support of equity sponsors, where we provide mezzanine financing, including equity co-investments. We are also pursuing our efforts in the control investment category, as evidenced by our investment of $21.4 million in Galaxy Tool Holding Corporation, consisting of debt, preferred and common equity during the quarter,” said Dave Dullum, President.

Subsequent to September 30, 2008, the Company:

  Renewed its credit facility with Deutsche Bank. The credit facility, which previously provided a maximum of $200 million, was renewed to provide for an aggregate of $125 million of borrowings with a maturity date of April 16, 2009. Any advances under the credit facility will generally bear interest at the commercial paper rate plus 3.5% per annum, with a commitment fee of 0.75% per annum on the undrawn amounts. No fee was paid in connection with the renewal.
  Declared monthly cash dividends of $0.08 per common share for each of the months of October, November and December 2008.

The financial statements below are without footnotes. The Company has filed a Form 10-Q on November 4, 2008 for the second quarter ended September 30, 2008 with the Securities and Exchange Commission (the “SEC”), which can be retrieved from the SEC’s website at www.sec.gov or from the Company’s web site at www.GladstoneInvestment.com. A paper copy can be obtained free of charge by writing to us at 1521 Westbranch Drive, Suite 200, McLean, VA 22102.

The Company will hold a conference call on Wednesday, November 5, 2008 at 8:30 am ET to discuss fiscal second quarter earnings. Please call (877) 407-8031 to enter the conference. An operator will monitor the call and set a queue for the questions.

A replay of the conference call will be available through December 5, 2008. To hear the replay, please dial (877) 660-6853, access playback account 286 and use ID code 299198. The replay will be available approximately two hours after the call concludes.

The live audio broadcast of Gladstone Investment's quarterly conference call will be available online at www.GladstoneInvestment.com and www.investorcalendar.com. The online replay will follow shortly after the call and will be available for replay on the Company’s website through February 5, 2009.

Gladstone Investment Corporation is a publicly traded business development company that seeks to make debt and equity investments in small and mid-sized businesses in the United States in connection with acquisitions, changes in control and recapitalizations. Additional information can be found at http://www.GladstoneInvestment.com.

For further information, contact Kerry Finnegan at 703-287-5893.

This press release may include statements that may constitute “forward-looking statements,” including statements with regard to the future performance of the Company. Words such as “should,” “believes,” “feel,” “expects,” “projects,” “strive,” “goals,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on the Company’s current plans that are believed to be reasonable as of the date of this press release. Factors that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements include, among others, those factors listed under the caption "Risk Factors" of the Company’s Annual Report on Form 10-K for the year ended March 31, 2008, as filed with the SEC on May 21, 2008 and the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, as filed on November 4, 2008. The risk factors set forth in the Form 10-K and Form 10-Q under the caption “Risk Factors” are specifically incorporated by reference into this press release. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONSOLIDATED STATEMENTS OF OPERATIONS
(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
INVESTMENT INCOME
Interest income
Non-Control / Non-Affiliate investments	$2,134	$4,080	$4,458	$7,329
Control investments	2,735	2,612	5,304	5,177
Affiliate investments	1,349	375	2,460	801
Cash and cash equivalents	22	61	46	114
Total interest income	6,240	7,128	12,268	13,421
Other income	576	28	586	35
Total investment income	6,816	7,156	12,854	13,456

EXPENSES
Loan servicing fee	1,258	1,260	2,511	2,454
Base management fee	435	453	861	812
Administration fee	212	228	447	436
Interest expense	1,084	2,023	2,186	3,438
Amortization of deferred finance costs	140	216	278	426
Professional fees	183	110	314	266
Stockholder related costs	200	157	301	195
Insurance expense	55	73	108	136
Directors fees	48	68	95	122
Taxes and licenses	24	41	67	83
General and administrative expenses	90	35	122	92
Expenses before credit from Adviser	3,729	4,664	7,290	8,460
Credits to base management fee	(696)	(503)	(1,270)	(887)
Total expenses net of credit to base management fee	3,033	4,161	6,020	7,573
NET INVESTMENT INCOME	3,783	2,995	6,834	5,883

REALIZED AND UNREALIZED (LOSS) GAIN ON INVESTMENTS
Realized loss on sale of Non-Control / Non-Affiliate investments	(2,498)	(3)	(4,215)	(52)
Net unrealized depreciation of Non-Control / Non-Affiliate investments	(5,191)	(7,308)	(726)	(7,836)
Net unrealized appreciation of Control investments	10,840	180	5,973	5,454
Net unrealized (depreciation) appreciation of Affiliate investments	(5,978)	(231)	(11,393)	454
Net (loss) gain on investments	(2,827)	(7,362)	(10,361)	(1,980)

NET INCREASE (DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS	$956	$(4,367)	$(3,527)	$3,903

NET INCREASE (DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS PER COMMON SHARE:
Basic and Diluted	$0.04	$(0.26)	$(0.17)	$0.24

SHARES OF COMMON STOCK OUTSTANDING:
Basic and diluted weighted average shares	22,080,133	16,560,100	21,011,740	16,560,100

GLADSTONE INVESTMENT CORPORATION
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	September 30,	March 31,
	2008	2008
ASSETS
Non-Control/Non-Affiliate investments (Cost 9/30/08: $139,536; Cost 3/31/08: $166,416)	$115,133	$142,739
Control investments (Cost 9/30/08: $144,221; Cost 3/31/08: $138,354)	157,246	145,407
Affiliate investments (Cost 9/30/08: $63,846; Cost 3/31/08: $46,035)	53,877	47,458
Total investments at fair value (Cost 9/30/08: $347,603; Cost 3/31/08: $350,805)	326,256	335,604
Cash and cash equivalents	33,900	9,360
Interest receivable	1,353	1,662
Prepaid insurance	204	90
Deferred finance costs	46	324
Due from Custodian	3,048	4,399
Due from Adviser	-	89
Other assets	456	765
TOTAL ASSETS	$365,263	$352,293

LIABILITIES
Fee due to Administrator	$212	$208
Fee due to Adviser	27	-
Borrowings under line of credit	130,965	144,835
Accrued expenses	549	716
Other liabilities	102	89
TOTAL LIABILITIES	131,855	145,848
NET ASSETS	$233,408	$206,445

ANALYSIS OF NET ASSETS:
Common stock, $0.001 par value, 100,000,000 shares authorized, 22,080,133 and 16,560,100 shares issued and outstanding at September 30, 2008 and March 31, 2008, respectively	$22	$17
Capital in excess of par value	264,814	224,173
Net unrealized depreciation of investment portfolio	(21,346)	(15,201)
Net unrealized depreciation of derivative	(53)	(53)
Accumulated net investment loss	(10,029)	(2,491)
TOTAL NET ASSETS	$233,408	$206,445
NET ASSETS PER SHARE	$10.57	$12.47

GLADSTONE INVESTMENT CORPORATION
CONSOLIDATED FINANCIAL HIGHLIGHTS
(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Per Share Data [1]
Balance at beginning of period	$10.77	$13.73	$12.47	$13.46

Income from investment operations:
Net investment income [2]	0.17	0.18	0.33	0.35
Realized loss on sale of investments [2]	(0.11)	-	(0.20)	-
Net unrealized depreciation of investments [2]	(0.02)	(0.44)	(0.30)	(0.12)
Total from investment operations	0.04	(0.26)	(0.17)	0.23

Distributions from:
Net investment income	(0.24)	(0.23)	(0.48)	(0.45)
Total distributions [3]	(0.24)	(0.23)	(0.48)	(0.45)

Rights offering costs	-	-	(0.03)	-
Effect on distribution of stock rights offering after record date [4]	-	-	(1.22)	-
Net asset value at end of period	$10.57	$13.24	$10.57	$13.24

Per share market value at beginning of period	$6.38	$14.21	$9.32	$14.87
Per share market value at end of period	$6.88	12.84	$6.88	$12.84
Total Return [5]	14.79%	-8.04%	-21.39%	-10.73%
Shares outstanding at end of period	22,080,133	16,560,100	22,080,133	16,560,100

Statement of Assets and Liabilities Data:
Net assets at end of period	$233,408	$219,238	$233,408	$219,238
Average net assets [6]	$234,165	$223,254	$238,410	$223,091

Senior Securities Data:
Borrowings under line of credit	$130,965	$146,050	$130,965	$146,050
Asset coverage ratio [7]	279%	251%	279%	251%
Asset coverage per unit [8]	$3,644	$3,653	$3,644	$3,653

Ratios / Supplemental Data:
Ratio of expenses to average net assets [9,10]	6.37%	8.36%	6.11%	7.58%
Ratio of net expenses to average net assets [9,11]	5.18%	7.46%	5.05%	6.79%
Ratio of net investment income to average net assets [9]	6.46%	5.37%	5.73%	5.27%

1	Based on actual shares outstanding at the end of the corresponding period.
2	Based on weighted average basic per share data.
3	Distributions are determined based on taxable income calculated in accordance with income tax regulations which may differ from amounts determined under accounting principles generally accepted in the United States of America.
4	The effect of distributions from the stock rights offering after the record date represents the effect on net asset value of issuing additional shares after the record date of a distribution.
5	Total return equals the change in the market value of the Company's common stock from the beginning of the period taking into account dividends reinvested in accordance with the terms of our dividend reinvestment plan.
6	Calculated using the average of the ending monthly net assets for the respective periods.
7	As a business development company, we are generally required to maintain a ratio of at least 200% of total assets to total borrowings.
8	Asset coverage per unit is the ratio of the carrying value of our total consolidated assets, less all liabilities and indebtedness not represented by senior securities, to the aggregate amount of senior securities representing indebtedness. Asset coverage per unit is expressed in terms of dollar amounts per $100 of indebtedness.
9	Amounts are annualized.
10	Ratio of expenses to average net assets is computed using expenses before credit from the Adviser.
11	Ratio of net expenses to average net assets is computed using total expenses net of credits to the management fee.

CONTACT:
Gladstone Investment Corporation
Kerry Finnegan, 703-287-5893